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        EXHIBIT 3.4 - FORM OF FIFTH RESTATED CERTIFICATE OF INCORPORATION



                   FIFTH RESTATED CERTIFICATE OF INCORPORATION
                            OF SALESLOGIX CORPORATION
                             A DELAWARE CORPORATION

      SALESLOGIX CORPORATION, a corporation organized and existing under the laws of the state of Delaware, hereby certifies as follows:

      1. The name of the corporation is SalesLogix Corporation. The corporation was originally incorporated under the name Quest Sales Software, Inc. The date the corporation filed its original Certificate of Incorporation with the Secretary of State was September 29, 1995.

      2. This Fifth Restated Certificate of Incorporation (the "Certificate of Incorporation") restates and amends the provisions of the Fourth Restated Certificate of Incorporation of this corporation as heretofore in effect, as amended (the "Fourth Restated Certificate"), and was duly adopted and approved by written consent of the stockholders of the corporation entitled to vote thereon, and written notice of the action taken was provided to all non-consenting stockholders, in accordance with the provisions of the Fourth Restated Certificate and Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

      3. The text of the Fourth Restated Certificate of Incorporation is hereby amended and restated to read as herein set forth in full:

                                   ARTICLE I

      The name of this corporation is SalesLogix Corporation.

                                   ARTICLE II

      The address of the corporation's registered office is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, New Castle County. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

      The purpose of this corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Delaware General Corporation Law.

                                   ARTICLE IV

      A. Authorized Capital. This corporation is authorized to issue seventy million (70,000,000) shares, consisting of fifty million (50,000,000) shares designated as common stock ("Common Stock") and twenty million (20,000,000) shares designated as preferred stock ("Preferred Stock"), the par value of each of which is $.001 per share. Common Stock is subject
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to the rights and preferences of Preferred Stock as hereinafter set forth.
Except to the extent such rights are granted to Preferred Stock or one or more series thereof, holders of shares of Common Stock shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution.

            1. Issuance of Preferred Stock in Series. The corporation's Board of Directors (the "Board") may designate one or more series of Preferred Stock, and the designation and number of shares within each series, and shall determine the preferences, limitations, and relative rights of any shares of Preferred Stock, or of any series of Preferred Stock, before issuance of any shares of that class or series. Preferred Stock, or any series thereof, may have rights which are identical to those of Common Stock. Subject to compliance with the provisions of any series of Preferred Stock, the Board is also authorized to increase or decrease the number of shares of any series of Preferred Stock prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE V

      The number of directors of the corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein. Unless a director earlier dies, resigns or is removed, his or her term of office shall expire at the first annual meeting of stockholders following the filing of this Fifth Restated Certificate of Incorporation. At such first annual meeting, the Board shall be divided into three classes, with said classes to be as equal in number as may be possible, with any director or directors in excess of the number divisible by three being assigned to Class 3 and Class 2, as the case may be. At the first election of directors to such classified Board, each Class 1 director shall be elected to serve until the next ensuing annual meeting of stockholders, each Class 2 director shall be elected to serve until the second ensuing annual meeting of stockholders and each Class 3 director shall be elected to serve until the third ensuing annual meeting of stockholders. At each annual meeting of stockholders following the meeting at which the Board is initially classified, the number of directors equal to the number of directors in the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of stockholders. Notwithstanding any of the foregoing provisions of this Article, directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office.

      Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the corporation.

      The directors of the corporation may be removed only for cause; such removal shall be in the manner provided by the Bylaws; provided that vacancies on the Board, including newly created directorships, can be filled only by a majority of the directors then in office.

      A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability


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(i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentionally misconduct or a knowing violation of law, (iii) under Article 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further reduce or to authorize, with the approval of the corporation's stockholders, further reductions in the liability of the corporation's directors for breach of fiduciary duty, then a director of the corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended.

                                   ARTICLE VI

      A. Right to Indemnification. Subject to the terms and conditions of this
Article 6, each officer or director of the corporation who was or is made a party or witness or is threatened to be made a party or witness to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action or inaction in an official capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification will continue as to an indemnitee who has ceased to be a director, officer, employee or agent and will inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in this Article 6 with respect to proceedings to enforce rights to indemnification, the corporation will indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this
Article 6 will include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the law requires, an advancement of expenses incurred by an indemnitee will be made only upon delivery to the corporation of an undertaking in the form then required by the law (if any), by or on behalf of such indemnitee, with respect to the repayment of amounts so advanced (hereinafter an "undertaking").

      B. Right of Indemnitee to Bring Suit. If a claim from an indemnitee under
Article 6(A) is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period will be twenty (20) days, the indemnitee may at any time thereafter bring a lawsuit against the corporation to recover the unpaid amount of the claim. If


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successful in whole or in part in any such lawsuit or in a lawsuit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee will be entitled to be paid also the expenses of prosecuting or defending such lawsuit. In (i) any lawsuit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a lawsuit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any lawsuit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking the corporation will be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the law. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such lawsuit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its shareholders) that the indemnitee has not met such applicable standard of conduct, will create a presumption that the indemnitee has not met the applicable standard or conduct or, in the case of such a lawsuit brought by the indemnitee, be a defense to such lawsuit. In any lawsuit brought by the indemnitee to enforce a right hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Article or otherwise will be on the corporation.

      C. Specific Limitations on Indemnification. Notwithstanding anything in this Article 6 to the contrary, the corporation will not be obligated to make any payment to any indemnitee with respect to any proceeding (i) to the extent that payment is actually made to the indemnitee under any insurance policy, or is made to indemnitee by the corporation or an affiliate thereof otherwise than pursuant to this Article, (ii) for any expense, liability or loss in connection with a proceeding settled without the corporation's written consent, which consent, however, must not be unreasonably withheld, (iii) for an accounting of profits made from the purchase or sale by the indemnitee of securities of the corporation within the meaning of Article 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state statutory or common law, or (iv) where prohibited by applicable law.

      D. Contract. The provisions of this Article 6 are a contract between the corporation and each director and officer who serves in such capacity at any time while such Article 6 is in effect, and any repeal or modification of this
Article 6 will not affect any rights or obligations then existing with respect to any state of facts existing during or before such repeal or modification or any action, lawsuit or proceeding brought before or after such repeal or modification based in whole or in part upon any such state of facts.

      E. Partial Indemnity. If the indemnitee is entitled under any provision of this Article 6 to indemnification by the corporation for some or a portion of the expenses, liabilities or losses incurred in connection with an action, lawsuit or proceeding but not, however, for all of the total amount thereof, the corporation will nevertheless indemnify the indemnitee for the portion thereof to which the indemnitee is entitled. Moreover, notwithstanding any other provision of this Article 6, to the extent that the indemnitee has been successful on the merits or otherwise in defense of any or all claims relating in whole or in part to an action, lawsuit or proceeding or in defense of any issue or matter therein, including dismissal without prejudice,


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the indemnitee will be indemnified against all loss, expense and liability incurred in connection with the portion of the action, lawsuit or proceeding with respect to which the indemnitee was successful on the merits or otherwise.

      F. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article 6 will not be exclusive of any other right which any person may have or acquire in the future under any statute, the Certificate of Incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

      G. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the law.

      H. Indemnification of Employees and Agents of the corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any employee or agent of the corporation to the fullest extent of the provisions of this Article 6 with respect to the indemnification and advancement of expenses of directors and officers of the corporation, or to such lesser extent as may be determined by the Board of Directors.

      I. Notice by Indemnitee and Defense of Claim. The indemnitee must promptly notify the corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any matter, whether civil, criminal, administrative or investigative. The omission so to notify the corporation will not relieve it from any liability which it may have to the indemnitee if such omission does not prejudice the corporation's rights. If such omission does prejudice the corporation's rights, the corporation will be relieved from liability only to the extent of such prejudice; nor will such omission relieve the corporation from any liability which it may have to the indemnitee otherwise than under this Article 6. With respect to any actions, lawsuits or proceedings as to which the indemnitee notifies the corporation of the commencement thereof:

            (i) The corporation will be entitled to participate therein at its own expense; and

            (ii) The corporation will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the indemnitee; provided, however, that the corporation will not be entitled to assume the defense of any proceeding (and this Article 6(I) will be inapplicable to such proceeding) if the indemnitee will have concluded reasonably that there may be a conflict of interest between the corporation and the indemnitee with respect to such action, lawsuit or proceeding. After notice from the corporation to the indemnitee of its election to assume the defense thereof, the corporation will not be liable to the indemnitee under this Article 6 for any expenses subsequently incurred by the indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as


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                  otherwise provided below. The indemnitee will have the right to employ its own counsel in such proceeding but the fees and expenses of such counsel incurred after notice from the corporation of its assumption of the defense thereof will be at the expense of the indemnitee unless:

                  (a) The employment of counsel by the indemnitee has been authorized by the corporation in writing; or

                  (b) The corporation has not employed counsel to assume the defense in such proceeding within a reasonable period of time after giving the indemnitee notice of its assumption of the defense or has not assumed such defense and be acting in connection therewith with reasonable diligence;

                  in each of which cases the fees and expenses of such counsel shall be at the expense of the corporation.

            (iii) The corporation will not settle any proceeding in any manner which would impose any penalty or limitation on the indemnitee without the indemnitee's written consent; provided, however, that the indemnitee will not unreasonably withhold his consent to any proposed settlement.



                                  ARTICLE VII

      Any action required or permitted to be taken by stockholders of the corporation shall be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing. Special meetings of the stockholders shall be called in the manner set forth in this Article.

      The Chairman of the Board, the President or the Board may call special meetings of the stockholders for any purpose. Further, a special meeting of the stockholders shall be held if the holders of not less than twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary of the corporation no later than 20 days prior to the date of such meeting one or more written demands for such meeting, describing the purpose or purposes for which it is to be held.

                                  ARTICLE VIII

      Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors of this corporation is expressly authorized to make, alter, amend, rescind or repeal the bylaws of the corporation.


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                                   ARTICLE IX

      The corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                    ARTICLE X

      The corporation shall be subject to the provisions of Article 203 of the Delaware General corporation Law.

      IN WITNESS WHEREOF, the undersigned has signed this Fifth Restated Certificate of Incorporation as of this ____ day of __________, 1999.




                                       _______________________________________
                                       Gary Acord, Chief Financial Officer



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